EX-31 Rule 13a-14(d)/15d-14(d) Certification.

  Re: GSAMP Trust 2007-HE2 (the "Trust") Mortgage Pass-Through Certificates,
   Series 2007-HE2, issued pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and
  Servicing Agreement"), among GS Mortgage Securities Corp., as
  Depositor, Avelo Mortgage, L.L.C., as Servicer, U.S. Bank National Association, as a Custodian, Deutsche Bank National Trust Company, as a Custodian, LaSalle Bank National Association, as Trustee, and Wells Fargo Bank, N.A., as Securities Administrator and Master Servicer,
  GSAMP Trust 2007-HE2

  I, Michelle Gill, certify that:

  1.I have reviewed this annual report on Form 10-K ("Annual Report"), and all reports on Form 10-D (collectively with this Annual Report, the "Reports") required to be filed in respect of period covered by this Annual Report, of the Trust;

  2.Based on my knowledge, the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Annual Report;

  3.Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this Annual Report is included in the Reports;

  4.Based on my knowledge and the compliance statements required in this Annual Report under Item 1123 of Regulation AB, and except as disclosed in the Reports, each Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects; and

  5.All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria required to be included in this Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this Annual Report, except as otherwise disclosed in this Annual Report. Any material instances of non-compliance described in such reports have been disclosed in this Annual Report.

    In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Wells Fargo Bank, N.A. as Master Servicer and Securities Administrator.

    Dated:   March 28, 2008


    /s/ Michelle Gill

    Michelle Gill
    Vice President
    (senior officer in charge of securitization of the depositor)